CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in Form SB-2, Registration Statement under the Securities Act of 1933, of HGU Investments, Inc. of our report dated April 11, 2002, on the financial statements of HGU Investments, Inc. as of December 31, 2001 and 2000 and for the years then ended accompanying the financial statements contained in Form SB-2, and to the use of our name and the statements with respect to us as appearing under the heading "Experts" in Form SB-2.

KING GRIFFIN & ADAMSON P.C.

Dallas, Texas July 31, 2001